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                                                                 Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Royal Precision, Inc.'s Current Report on Form 8-K of our report dated February 14, 1997, except as to Notes 10 and 15, as to which the date is April 11, 1997, with respect to the consolidated financial statements of Royal Grip, Inc. for the year ended December 31, 1996 included in the Proxy Statement of Royal Grip, Inc. that is made a part of the Registration Statement (Form S-4/A No. 333-28841) and Prospectus of FM Precision Golf Corp., filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP

Phoenix, Arizona
September 8, 1997